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                                                                   EXHIBIT 10.38


                     AGREEMENT ON BUSINESS DIVISION TRANSFER


This business division transfer agreement (hereinafter referred to as this "Agreement") is entered into by and between GRAVITY Co. Ltd. (hereinafter referred to as "Party A") and IAMBiz Co., Ltd. (hereinafter referred to as "Party B") in connection with the Agreement to License the Horse Racing Game Room (hereinafter referred to as "HORSE RACING AGREEMENT") made between Party A and F2 System (hereinafter referred to as "Developer").


                                   WITNESSETH

ARTICLE 1 [PURPOSE]
The purpose of this Agreement is for Party A, whose main business is in arcade games, to transfer the Horse Racing Agreement to Party B pursuant to the Agreement to Transfer the Horse Racing Agreement dated July 21, 2003 by and between Party A and Party B.

ARTICLE 2 [PURCHASE PRICE]
In consideration of transferring the Horse Racing Agreement, Party A shall be paid KRW 20,000,000 as the purchase price. KRW 5,000,000, or 25% of the total purchase price, shall be paid simultaneously with the execution of this Agreement, the interim payment amount of KRW 10,000,000 shall be paid within 15 days from the date of this Agreement, and the balance of KRW 5,000,000 shall be paid within 30 days from the date of this Agreement.

ARTICLE 3 [TERM OF AGREEMENT]
1. As a matter of principle, the term of the agreement between Party A and Developer shall apply equally to this Agreement.
2. Therefore, since the underlying agreement dated April 21, 2003 shall be transferred on substantially similar conditions, absent special circumstances, the underlying agreement shall be deemed to be effective until the business fails to generate significant profit, provided that Party B shall substitute Party A as a party thereto and in such capacity may modify the future term of the agreement through consultation with Developer.
3. As for Royal Grand Prix Derby On-Air Ver. 1.x.x., Party B shall substitute Party A as a party thereto pursuant to a special agreement dated July 18, 2003 and the term of the agreement shall be from the date hereof to its expiration on December 31, 2004.


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ARTICLE 4 [TERMS OF TRANSFER]
1. This Agreement qualifies as a third party transfer described in Clause 3 of
Article 4 of the Horse Racing Agreement attached hereto. The transfer will be effected on the same terms and conditions as the existing Horse Racing Agreement since the transfer accords with Party A's business vision and promotional strategy.
2. After the execution of this agreement, Party B may notify Developer as to the transfer pursuant to Clause 3 of Article 4 of the Horse Racing Agreement. Pursuant to the Transfer Agreement dated July 21, 2003, such notice of transfer may be substituted with tax receipts exchanged between Party B and Developer, which will be deemed as evidence of Developer's consent to the transfer.

ARTICLE 5 [SPECIAL TERMS]
Upon the execution of this Agreement, Party B shall be liable for all problems with Developer arising in connection with the performance of the Horse Racing Agreement, and Party A shall be held harmless therefrom.

ARTICLE 6 [RESOLUTION OF DISPUTES WITH A THIRD PARTY]
In the event of a legal dispute brought by a third party (including Developer) against Party A in connection with this Agreement, Party B shall resolve any such dispute at its own cost and responsibility.

ARTICLE 7 [CONFIDENTIALITY]
1. Each party shall keep confidential any information obtained in connection with this Agreement relating to the other party's technical or business secrets and shall not disclose such information to a third party without the other party's written consent.
2. This Article shall remain effective for a period of 3 years following the date of expiration or cancellation of this Agreement.

ARTICLE 8 [MISCELLANEOUS]
1. Matters not stipulated herein shall be determined according to general business customs.
2. All consents, agreements, notifications, reports, transmittal, demands and payments in connection with this Agreement shall be made in writing.

ARTICLE 9 [COMPETENT COURT]
In the event of any disagreement or dispute in connection with the performance by the parties of the terms of this Agreement, the parties shall seek to resolve them amicably and, failing that,


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hereby agree to the Seoul District Court as the competent court to settle such disagreement or dispute.

Annex 1. a copy of the Transfer Agreement, dated July 21, 2003.
Annex 2. a copy of the Agreement to License the Horse Racing Game. Annex 3. a copy of the Additional Agreement dated July 18, 2003.

Date: November 28, 2003.


Party A:
GRAVITY Co. Ltd.
Representative Director: Jung Hwi Yung  /Seal/
620-2, Shinsa-dong, Gangnam-gu, Seoul


Party B:
IAMBiz Co., Ltd.
Representative Director: Kim Yeong Gon  /Seal/
170-13, Guro-dong, Guro-gu, Seoul



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